Exhibit 2.2

BYLAWS OF PROPERTY INVESTORS VENIURS INC SIIARIHOLPERS MEETING 01 Annual Meetings The annual meeting of the shareholders of this Corporation for the purpose of election of the Directors and for such other business as may come before it shall be held at the registered office of the Corporation or such other places either within or without the State of Nevada as may be designated by the notice of the meeting on the third week in March of each and every year at 00 p.m commencing in 2000 but.in case such day shall be legal holiday the meeting shall be held at the same hour and place on the next succeedingday not holiday 02 Special Meetings Special meetings of the shareholders of this Corporation may be called at any tune by the holders often percent 10% of the voting shares of this Corporation or by the President or by the Board of Directors or majonty thereof No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting The Board of Directors may designate any place either within or without the State of Nevada as the place of any meeting called by the President or the Board of Directors and special meetings called at the request of shareholders shall be held at such place in the State of Nevada as may be determined by the Board of Directors and placed in the notice of such meetings 03 Notice of Meeting Wntten notice of annual or special meetings of the shareholders stating place day and hour of the meeting and in the cases of special meeting the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting Such notice shall be given not less than ten 10 nor more that fifty 50 days prior to the date of the meeting and such notice shall be deemed to be delivered when despoiled in the United States mail addressed to the shareholder at hislher address as it appears on the stock transfer books of the Corporation

.04 Waiver of Notice Notice of the time place and purpose of any meeimg may be aived in writtng and will be waived by any shareholder by his/her attendance thereat in person or by proxy Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given . 05 Quorum and Adjourned Meetings majority of the outstanding shares ol the Corporation entitled to vote 7 representcd in person or by proxy shall constitute quorum at meeting of shareholders majont of the shares represented at meefing even if less than quorum may adjourn the meeting from time to time without further notice At such adjourned meeting at which quOrum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified The shareholders present at duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than quorum . 06 Proxies At all rnetings of shareholders shareholder may vote by proxy executed in writing by the shareholder or by his/hei duly authouzed attorney in fact Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting No proxy shall be valid after eleven 11 months from the date of its exeºution unless otherwise provided in the proxy . 07 Voting of Shares Except as otherwise provided in the Articles of Incorporation or in these Bylaws every shareholder of record shall have the right at every shareholders meeting to one vote for every share standing in hisjher name on the books of the Corporation and the affirmative vote of majority of the shares represented at meeting and entitled to vote thereat shall be necessary for the adoption of motion or for the determination of all questions and business which shall come before the meeting IL DIRECTORS . 01 General Powers The business and affairs of the Corporation shall be managed by its Board of Directors

. 02 Numbers Tenure and Qua 1 itications The number of Directors of the Corporation shall be not less than one not more than five Each Director shall hold office until the ne \ t annual meeting of shareholders and until hisfher successor shall have been elected and qualified Directors need not be residents of the State of Nevada or shareholders of the Corporation . 03 Election The Directors shall be elected by the shareholders at their annual rneeling each year and if for any cause the Directors shall not have been elected at an annual meeting they may be elected at special meeting of shareholders called for that purpose in the manner provided by these Bylaws . 04 Vacancies In case of any vacancy in the Board of Directors the remaining Director whether constituting quorum or not may elect successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant and until hisfher successor shall have been duly elected and qualified . 05 Resignation Any Director may resign at any time by delivering written notice to the secretary of the Corporation . 06 Meetings At any annual special or regular meeting of the Board of Directors any business may be transacted and the Board may exercise all of its powers Any such annual special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of conference telephone or similar communications equipment by means Of which all persons participating in the meeting can hear each other at the same time the participation by such means shall constitute presence in person at such meeting Annual Meeting of Directors Annual meetings of the Board of Directors shall be held immediately after the annual shareholders meeting or at such time and place as may be determined by the Directors No notice of the annuaE meeting of the Board of Directors shall be necessary

Special Meetings Special meetings the Directors shall be called at any time and place upon the call of the president or any Thrector Notice of the time and place of each special meeting shall be given by the secretary or the persons calling the meeting by mail radio telegram or by personal communication by telephone or otherwise at least one day in advance of the time of the meeting The purpose of the meeting need not be given in the notice Notice of any special meeting may be waived in wntlng or by telegram either before or after such meeting and will be waived by any Director in attendance at such meeting Regular Meetings of Directors Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors No notice of regular meetings of the Board of Directors shall be necessary .07 Quorum and Voting majority of the Directors presently in office shall constitute qurum for all purposes but lesser number may adjourn any meeting and the meeting may be held as adjourned withOut further notice At each meeting of the Board at which quorum is present the act of majorit of the Directors present at the meeting shall be the act of the Board of Directors Th Directors present at duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than quorum .08 Compensation By resolution of the Board of Directors the Directors may paid their expenses if any of attendance at each meeting of the Board of Directors and may be paid fixed sum for attendance at each meeting of the Board of Directors or stated salary as Director No such payment shall preclude any Dirctor from serving the Corporation in any other capacity and receiving compensation therefor .09 Presumption of Assent Director of the Corporation who is present at meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the djournmeit thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting Such right to dissent shall not ppiy to Director who voted in favor of such action .10 Executive and Other Committees The Board of Directors by resolution adopted by majorit.y of the full Board of Directors ma designate from among its members an eecu1ive committee and one of more other committees each of which to the extent provided in such resolution shall have and may xercise all the authority of the Board of Directors but no such cmmittee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation adoption plan of merger or consolidation recommending to the shareholders the sale lease exchange or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or revocation theriof designation of any such committee and the delegation thereto of authority shall not operate to relieve any rnetnber of the Board of Directors of any responsibility imposed by law .11 Chairman of Board of DirectOrs The Board of Directors may in its discretion elect chairman of the Board of Directors from its members and if chairman has been elected he/she shall when present4 preside at all meetings of the Board of Directors and the shareholders and shall have such oilier powers as the Board may prescribe .12 Removal Directors may be removed from office with or without cause by vote of shareholders holding majority of the shares entitled to vote at an election of Directors III ACTIONS BY WRITTEN CONSENT Any corporate action required by the Articles of Incorporation Bylaws or the laws under which this Corporation is formed to be voted upon or approved at duly called meeting of the Di.rectors or shareholders may be accomplished without meeting if written memorandum of the respective Directors or shareholders setting forth the action so taken shall be signed by all the Directors or shareholders as the case may be

IV OFFICERS .01 Officers Designated The Officers of the Corporation shall be president one or more vice presidents the number thereof to be determined by the Board of Directors secretary and treasurer each of whom shall be elected by the Board of Directors Such other Officers and assistant officers as maybe deemed necessary may be elected or appointed by the Board of Directors Any Officer may be held by the same person except that in the event that the Corporation shall have more than one director the offices of president and secretary shall be held by different persons .02 Election Qualification and Terni of Office Each of the Officers shall be elected by the Board of Directors None of said Officers except the president need be Director but vice presidentwho is nota Director cannot succeed to or fill the office of president The Officers shall be elected by the Board of Directors Except as hereinafter provide each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified .03 Powers and Duties The powers and duties of the respective corporate Officers shall be as follows President The president shall be the chief executive Officer of the Corporation and subject to the direction and control of the Board of Directors shall have general charge and supervision over its property business arid affairs He/she shall unless Chairman of the Board of Directors has been elected and is present preside at meetings of the shareholders and the Board of Directors Vice President In the absence of the president or his/her inability to act the snior vice president shall act in his place and stead and shall have all the powers and authority of the president except as limited by resolution of the Board of Directors

Secretary The secretary shall Keep the minutes of the shareholders and of the Board of DirectQr meetings in one or more books provided for that purpose See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required Keep register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder Sign with the president or vice president certificates for shares of the Corporation the issuance of which shall have been authorized by resolutiOn of th Board of Directors Have general charge the stock transfer books of the corporation and In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors Treasurer Subject to the direction and control of the Board of Directors the treasurer shall have the custody control and disposition of the funds and securities of the Corporation and shall account for the same and at the expiration of his/her term of office he/she shall turn over to his/her successor all property of the Corporation in his/her possession Assistant Secretaries and Assistant Treasurers The assistant secretaries when authorized by the Board of Directors may sign with the president or vice president certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors The assistant treasurers shall respectively if required by the Board of Directors give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine The assistant secretaries and assistant treasurers in general shall perform such duties as shall be assigned to them by the secretary or the treasurer respectively or by the president or the Board of Directors . 04 RemovaL The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will he served thereby . 05 Vacancies The Board of Directors shall fill any office which becomes vacant with successor who shall hold office for the unexpired term and until his/her successot shall have been duly elected and qualified . 06 Salaries The salaries of all Officers of the Corporation shalt fixed by the Board of Directors SHARE CERTIFICATES . 01 Form and Execution of Certificates Certificates fot shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada hey shall be igned by the president and by the secretary and the seal of the Corporation shall be affixed thereto Certificates may be issued for fractional shares . 02 Transfers Shares may be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to assign and transfer the same signed by the record bolder of the certificate Except as otherwise specifically provided in these Bylaws no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation . 03 Loss or Destruction of Certificates In case of loss or destruction of any certificate of shares another may be issued in its place upon proof of such loss or destruction and upon the giving of satisfactory bond of indemnity to the Corporation new certificate may be issued without requiring any bond wheit in the judgment of the Board of Directors it is proper to do so

VI BOOKS AND RECORDS .01 Books of Accounts Minutes and Share Register The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Bpard of Directors and shareholders and shall keep at its registered office principal place of business or at the office of its transfer agent or registrar share register giving the names of the shareholders in alphabetical order and showing their tepective addresses and the number of shares held by each .02 Copies of Resolutions Any person dealing with the Corporation may rely upon copy of any of the records of the proceedings resolutions or votes of the Board of Directors or shareholders when certified by the president or secretary VII CORPORATE SEAL The following is an impression of the corporate seal of this Corporation VIII LOANS Generally no loans shall be made by the Corporation to its Officers or Directors unless first approved by the holder of two 4 hird of the voting shares and no loans shall be made by the Corporation secured by its shares Loans shall be permitted to be made Officers Directors and employees of the Company for moving expenses including the cost of procuring housing Such loans shall be limited to $25000.00 per individual upon unanimous consent of the Board of Directors

IX INDEMNIFICATION OF DIRECTORS AND OFFICERS .01 Indemniflcation The Corporation shall indemnify any person who was or is party or is threatened to he made party to any proceeding whether civil criminal administrative or investigative other than an action by or in the right of the Corporation by reason of the fact that such person is or was Director Trustee Officer employee or agent of the Corporation or is or was serving at the request of the Corporation as Director Trustee Officer employee or agent of another corporation partnership Joint venture trust or other enterprise against expenses including ttorney fees judgment fines and amounts paid in settlement actually and reasonably jflcufld by such person in connection with such action suit or proceeding if such pcrson ctLd in good faith and in manner such pcrson reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any cnminal action ot proceeding had no reasonable cause to believe such persons conduct was unlawful The termination of any action suit or proceeding by judgment order settlement conviction or upon plea of nob contendere or its equivalent shall not of itself create presumption that the person did not act in good faith and in manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any crumnal action proceeding had reasonable cause to believe that such persons conduct wa unlawful .02 Derivative Action The Corporation shall indemnify any person who was or is party or is threatened to be made party to any threatened pending or completed action or suit by or in the right of the Corporation to procure judgment in the Corporations favor by reason of the fact that such person is or was DirLctor Trustee Officer cmpboyce or agent of the Corporation or is or was serving at the request of the Corporation as Director Trustee Officer employee or agent of another corporation partnership joint venture trust or other enterprise against expenses including attorneys fees and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to amounts paid in settlement the settlement of the suit or action was in the best interests of the Corporation provided however that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such persons duty to the Corporation unless and only to the extent that the court iii which such action or suit was brought shall determine upon application that despite circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper The termination of any action or suit by judgment or settlement shall not of itself create presumption that the person did riot act in good faith and in manner which such person reasonably believed to bein or not opposed to the best interests of the Corporation 10

. 03 Successful Defense To the extent that Director Trutee Officer employee or Agent of the Corporation ha been successful on the merits or otherwise in whole or in part in defense of any action suit or proceeding referred to in Paragraphs 01 and 02 above or in defense of any claim issue or matter therein such person shall be indemnified against expenses including attorneys fees actually arid reasonably incurred by such person in connection therewith . 04 Authorization Any indemnification under Paragraphs 01 and 02 above unless ordered b \ court shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the Director Trustee Officer employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs 01 and 02 above Such determination shall be made by the Board of Directors of the Corporation by majority vote of quorum consisting of DireLtors who were not parties to such action suit or proceeding or is such quorum is not obtainable by majority vote of the Directors who were not parties to such action suit or proceeding or by independent legal counsel selected by one or more of the Directors whether or not quorum and whether or not disinterested in written opinion or by the Shareholders Anyone making such determination under this Paragraph . 04 may determine that person has met the standards therein set forth as to some claims issues or matters but not as to others and may reasonably prorate amounts to be paid as indemnification . 05 Advances Expenses incurred in defending civil or criminal action suit or proceeding shall be paid by the Corporation at any time or from time to time in advance of the final disposition of such action suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director Trustee Officer employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this SectiOn . 06 Nonexclusivity The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law bylaw agreement vote of shareholders or disinterested Directors or otherwise both as to action in such persons official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to he Director Trustee Officer employee or agent and shall inure to the benefit of the heirs executors and administrators of such person 11

.07 Insurance The Corpration shall have the power to purchase and maintain insurance on behalf of any person who is or was Director Trustee Officer employee or agent of the Corporation or is or was serving at the tequest of thc Corporation as Director Trustee Officer employee or agent of another coiporation partnership joint venture trust or othei enterprise against any liability assessed against such person in any such capacity or ansing out of such person status as such whethei ot not the corporation would have the power to indemnify such person against such liability .08 Corporation Defined For purposes of this Section references to the Corporation shall include in addition to the Corporation an constituent corporation including any con5titueiit of constituent absorbed in consolidation or rncrget which ii its separate e \ Islence had contmued would have had the power and iuthority to indemnify Its Directors Trustees Officers employees or agents so that any person who is or was Director Trustee Officer employee oi agent of such constituent corpor mon or of any entity majomity of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as Director Trustee Officer employee or agent of the corporation partnership joint vciiIure truStor other enterprise shall stand in the same l051110fl undcr the provisions of this Scuion with respcct to the iusulring oi surviving Corporation as such person would hsy with respect to such constituent corporation if its separate existence had continuecL AMENDMENT OF BYLAWS .01 By the Shareholders These Bylaws may be amended altered or repealed at any regular or special meeting of the shareholders II noticu of thu p1 oposud mitt. ii ion oi amcndmunt is containud in thu notice of the meeting .02 By the Board of Directors These Bylaws may be amended altered or repeafel by the affirmative vote of majority of the entire Board of Directors at any regular or special meeting of the Board XL FISCAL YEAR The fiscal year of the Corporation shall be set by resolution of time Board of Directors 12 xli RULES OF ORDER The rules contained in the most recent edition of Roberts Rules or Order Newly Revised shall goveth all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation Bylaws or special rules or order of the Corporation XIII REIMBURSEMENT OF DISALLOWED EXPENSES If any salary payment reimbursement employee fringe benefit expensc allowance payment or other expense incurred by the Corporation for the benefit of an employee is disallowed in hoie or in part as deductible expense of the Corporation for Federal income Tax purposes the employee shall reimburse the Corporation upon notice and demand to the full extent of the disallowance This legally enforceable obligation is in accordance with the provisions of Revenue RuJing 69 - 115 1969 - 1 CB 50 and is for the purpose of entitling such employee to business expense deduction for the taxable year in which the repayment is made to the Corporation In this manner the Corporation shalt be protected horn having to hear the entire burden disallowed expense items 13